Exhibit 10.2

SECOND AMENDMENT

WITH RESPECT TO

AMENDED AND RESTATED

CREDIT AGREEMENT

EFFECTIVE JANUARY 2, 2007

BETWEEN

CENTRAL HUDSON GAS & ELECTRIC CORPORATION,

THE LENDERS PARTY THERETO

AND

JPMORGAN CHASE BANK, N.A.

AS ADMINISTRATION AGENT AND ARRANGER

This Agreement (the “Agreement”) made the 27th day of January, 2009 by and between CENTRAL HUDSON GAS AND ELECTIC CORPORATION, the Lenders Party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Arranger (as in such capacity the “Bank”).

Whereas, the parties hereto entered into an Amended and Restated Credit Agreement effective January 2, 2007 (the “Amended and Restated Credit Agreement”); and

Whereas, the parties hereto have executed a Waiver and Amendment dated December 20, 2007 with respect to the Amended and Restated Credit Agreement; and

Whereas, as the parties hereto desire to agree to a Second Amendment to the Amended and Restated Credit Agreement as hereinafter set forth.

Now, the parties hereto agree as follows:
1.	Definitions.

All capitalized terms used herein and not otherwise defined herein shall have the meaning attributable to them as set for the in the Amended and Restated Credit Agreement, as amended.

2.	Amendment to Section 3.10.

Section 3.10 is hereby amended and restated in its entirety to read as follows:

Section 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

3.	Ratification.

Except as provided in Paragraphs 2 hereof all of the terms, covenants, conditions and provisions contained in the Amended and Restated Credit Agreement, as amended, and other loan documents are hereby ratified, confirmed and restated in all respects and shall remain in full force and effect.

4.	Representations and Warranties. The Borrower hereby represents and warrants to the

Lenders and the Administrative Agent as follows:

(a)	The Borrower continues to be a duly constituted and validly existing corporation in its jurisdiction of incorporation, in good standing with full power and authority to own its properties, to conduct its businesses and to execute, deliver and perform all of the obligations to be performed by it hereunder.

(b)	The execution, delivery and performance by the Borrower has been duly authorized by all necessary corporate action, which corporate action has not been amended, repealed or rescinded.

(c)	The execution, delivery and performance of this Agreement by the

Borrower does not and will not: (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree or award presently in affect having applicability to the Borrower, (ii) violate the provisions of the Borrower’s certificate of incorporation or by-laws, or (iii) result in a breach or constitute a default under any document, instrument or agreement to which the Borrower is a party or by which the Borrower is or may be bound or affected.

(d)	The Borrower is unaware of any Events of Default or events which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under the Amended and Restated Credit Agreement.

(e)	The Borrower does not have, as of the date hereof, any offsets, defenses or counterclaims with respect to any of its obligations under the Amended and Restated Credit Agreement, or any other loan document.

(f)	Except as modified hereby, all representations and warranties made by the

Borrower under and pursuant to the Amended and Restated Credit Agreement, as amended, are true and correct on and as of the date hereof and shall remain in full force and effect.

(g)	All covenants and promises made in the Amended and Restated Credit

Agreement by the Borrower, except those which have been modified by this Agreement, are valid and binding promises enforceable in accordance with their terms without offset, defense or counterclaim.

5.         Entire Agreement. This Agreement contains the entire understanding between the parties hereto relating to the subject matter thereof.

6.         Amendment. This Agreement may not be amended, modified, changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, change or termination is sought and further provided that such agreement be adopted in accordance with the terms of the Amended and Restated Credit Agreement.

7.         Applicable Laws. This Agreement shall be construed, enforced and interpreted in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

8.         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be made, executed and delivered on the day, month and year first above written.

            CENTRAL HUDSON GAS & ELECTRIC CORPORATION

BY:	/s/ Christopher M. Capone
Name: Christopher M. Capone Title: Executive VP and CFO

JPMORGAN CHASE BANK, N.A., as

Lender and as Administrative Agent

BY:	/s/ Paul Bilodeau
Name: Paul Bilodeau Title: Underwriter II

BANK OF AMERICA, N.A., as

Lender and Co-Syndication Agent

BY:	/s/ Karen D. Finnerty___
Name: Karen D. Finnerty Title: Vice President

HSBC BANK USA, N.A., as

Lender and Co-Syndication Agent

BY:	/s/ Marianne McGoldrick
Name: Marianne McGoldrick Title: Vice President

KEYBANK NATIONAL ASSOCIATION, as

Lender and Documentation Agent

BY:	/s/ Sherrie I. Manson
Name: Sherrie I. Manson Title: Senior Vice President